UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2003

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other	(Commission File Number)	(IRS Employer Identification Number)
Jurisdiction of Incorporation)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

This document includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company’s expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 24, 2003, following receipt by the Company of the requisite consents from the holders of each of its 10 3/8% Senior Discount Notes due 2011 (the “10 3/8% Notes”) and its 11 1/4% Senior Discount Notes due 2011 (the “11 1/4% Notes”, and, together with the 10 3/8% Notes, the “Notes”) obtained in connection with the Company’s tender offer and consent solicitation in respect of the Notes, the Company entered into a supplemental indenture to each of the indentures pursuant to which the Notes were issued.

The supplemental indentures are attached as Exhibit 4.1 and 4.2 to this Form 8-K.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of December 24, 2003, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 10 3/8% Senior Discount Notes Due 2011

4.2	Supplemental Indenture, dated as of December 24, 2003, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 11 1/4% Senior Discount Notes Due 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk

Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: January 5, 2004

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of December 24, 2003, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 10 3/8% Senior Discount Notes Due 2011

4.2	Supplemental Indenture, dated as of December 24, 2003, between Crown Castle International Corp. and The Bank of New York, as Trustee, relating to the 11 1/4% Senior Discount Notes Due 2011

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